Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-285768, No. 333-260801, No. 333-199451) on Form S-8 and the registration statements (No. 333-285767, No. 333-270943, No. 333-263166, No. 333-248740, No. 333-282419) on Form F-3 of our reports dated March 12, 2026, with respect to the consolidated financial statements of ProQR Therapeutics N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

March 12, 2026